Exhibit 99.1

NEWS RELEASE

ALBANY INTERNATIONAL TO ACQUIRE

ADVANCED COMPOSITES BUSINESS

Rochester, New Hampshire, February 29, 2016 – Albany International Corp. (NYSE:AIN) (the “Company”) has agreed to acquire Harris Corporation’s composite aero-structures division (the “Division”) for total consideration of $210 million including the assumption of a $23 million capital lease. Harris had acquired the Division through its 2015 acquisition of Exelis Inc.

The Division is a leading supplier of advanced composite products primarily for airframe applications. It has significant positions on three major growth platforms: Lockheed’s Joint Strike Fighter (JSF), Boeing’s 787, and Sikorsky’s CH-53K. It also supplies the vacuum waste tanks for most of Boeing’s 7-Series aircraft, and components of the airframe of a Lockheed Martin family of air-to-surface missiles; and it has small positions on the airframes of the Airbus A350 and 380, and on GEnx engines.

The acquisition is projected to be slightly accretive to Albany earnings in 2016, with projected 2016 sales in the $80 million to $90 million range and Adjusted EBITDA in the $13 million to $15 million range. Sales and Adjusted EBITDA are expected to rise sharply through early next decade with the anticipated ramp-up of the JSF, 787, and CH-53K programs. Assuming good execution and no significant slippage in program schedules, sales are projected to exceed $200 million by 2020, and Adjusted EBITDA margins could approach 20% by 2020. Subject to these same assumptions, the Company’s estimated return on invested capital for the acquisition is projected to exceed Albany’s current cost of capital by 2018 and reach double-digits by 2020.

Albany International Corp.

216 Airport Dr.

Rochester, NH 03867 USA

www.albint.com

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The Company views the Division as an attractive stand-alone growth platform. Nonetheless, AEC and the Division have highly complementary capabilities, and the Company’s primary motivation for entering into this transaction is the additional long-term growth potential created by their combination.

Joe Morone, President and CEO of Albany International, commented, “The combination of AEC and this aerostructures Division creates a major force in aerospace composites, which should be able to realize significant new long-term growth opportunities, in addition to the already substantial growth that each business is poised to achieve over the next five years. While we believe this acquisition would have been justifiable on a stand-alone basis given the Division’s growth potential, and while we are confident that AEC and the Division each have the capability to realize their respective growth potential on their own, we see compelling and multiple forms of complementarity, all of which point to opportunity for additional growth late this decade and into next decade.”

Albany will use existing cash on hand and its revolving credit facility to finance the transaction. In connection with the transaction, Albany expects to create additional borrowing capacity by increasing its existing revolving credit facility from $400 million to $550 million prior to the closing of the transaction; terms of the new credit facility are expected to be similar to the terms of the current facility.

The transaction, which is conditional on regulatory and other customary conditions, is expected to be completed by the end of the first quarter or early second quarter of 2016.

The Company plans a webcast to discuss the acquisition on Monday, February 29, 2016, at 12:00 p.m. noon Eastern Time. For access, go to www.albint.com.

About Albany International Corp.

Albany International is a global advanced textiles and materials processing company, with two core businesses. Machine Clothing is the world’s leading producer of custom-designed fabrics and belts essential to production in the paper, nonwovens, and other process industries. Albany Engineered Composites is a rapidly growing supplier of highly engineered composite parts for the aerospace industry. Albany International is headquartered in Rochester, New

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Hampshire, operates 19 plants in 10 countries, employs 3,900 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

About Harris Corporation

Harris Corporation is a leading technology innovator, solving our customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Harris supports customers in more than 125 countries, has approximately $8 billion in annual revenue and 22,000 employees worldwide. The company is organized into four business segments: Communication Systems, Space and Intelligence Systems, Electronic Systems, and Critical Networks. Learn more at harris.com.

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This press release contains certain items, such as earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA that could be considered ‘non-GAAP’ financial measures under SEC rules. We think such items provide useful information to investors regarding the Company’s operational performance. The Company calculates EBITDA by removing the following from Net income: Interest expense net, Income tax expense, Depreciation and amortization, and Income or loss from Discontinued Operations. Adjusted EBITDA is calculated by: adding to EBITDA costs associated with restructuring and pension settlement charges; adding (or subtracting) revaluation losses (or gains); subtracting (or adding) gains (or losses) from the sale of buildings or investments; subtracting insurance recovery gains; and subtracting Income attributable to the noncontrolling interest in Albany Safran Composites (ASC). Expectations of EBITDA and Adjusted EBITDA are made based on estimates of ranges of amounts in future periods and cannot be reconciled to the nearest GAAP measure.

This press release may contain statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “could” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q) that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections.

Forward-looking statements in this release or in the webcast include, without limitation, expectations in 2016 and in future periods of sales, earnings, Adjusted EBITDA, margins, return on invested capital and other financial items related to the Company’s composites acquisition and the Company as a whole. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect, in some cases.

Contacts:

Investors	Media

John Cozzolino 518-445-2281 john.cozzolino@albint.com	Susan Siegel 603-330-5866 susan.siegel@albint.com